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                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in Registration Statement No. 33-48475 on Form S-3 filed July 30, 1992, Registration Statement No. 33-52301 on Form S-3 filed February 16, 1994 and Registration Statement No. 33-64697 on Form S-3 filed December 1, 1995 of General American Transportation Corporation of our report dated January 26, 1999 with respect to the consolidated financial statements and schedule of General American Transportation Corporation included in this Annual Report on Form 10-K for the year ended December 31, 1998.


                                                               ERNST & YOUNG LLP




March 16, 1999
Chicago, Illinois